Exhibit 99.1

nLIGHT, Inc. Announces Second Quarter 2024 Results
Revenues of $50.5 million for the second quarter of 2024

CAMAS, Wash., August 1, 2024 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power semiconductor and fiber lasers used in the industrial, microfabrication, and aerospace and defense markets, today reported financial results for the second quarter of 2024.

“Second quarter revenue of $50.5 million was at the upper end of our guidance range and increased 13% compared to the first quarter,” commented Scott Keeney, nLIGHT’s President & Chief Executive Officer. “Strong execution in directed energy and in existing laser sensing programs resulted in 26% quarter-over-quarter growth in our Aerospace & Defense business. We also announced a strategic partnership with EOS, an industry leader in additive manufacturing. Additive manufacturing remains a key growth area for nLIGHT and we believe our work with EOS positions us even better for long-term growth in this market.”

Mr. Keeney continued, “Higher volumes and a more favorable mix of business during the second quarter enabled us to increase products gross margin to 30%, above the high end of our guidance range. We generated approximately $7 million from cash flow from operations during the first six months of the year and we ended the quarter with approximately $115 million of cash and investments with no debt.”

Second Quarter 2024 Financial Highlights

	Three Months Ended June 30,
(In thousands, except percentages)	2024	2023	% Change
Revenues	$50,511	$53,304	(5.2)%
Gross margin	23.5%	22.7%
Loss from operations	$(12,690)	$(11,686)	(8.6)%
Operating margin	(25.1)%	(21.9)%
Net loss	$(11,729)	$(8,823)	(32.9)%
Adjusted EBITDA(1)	$(1,599)	$(150)	NM*
Adjusted EBITDA, as a percentage of revenues	(3.2)%	(0.3)%
(1) A reconciliation of the non-GAAP metrics presented here to the most directly comparable GAAP metric has been provided in the tables included at the end of this release. * Not meaningful

Revenues of $50.5 million for the second quarter of 2024 were down 5.2% compared to $53.3 million for the second quarter of 2023. Gross margin was 23.5% for the second quarter of 2024 compared to 22.7% for the second quarter of 2023. GAAP net loss for the second quarter of 2024 was $11.7 million, or $0.25 per diluted share, compared to net loss of $8.8 million, or $0.19 per diluted share, for the second quarter of 2023. Non-GAAP net loss for the second quarter of 2024 was $4.6 million, or $0.10 per diluted share, compared to non-GAAP net loss of $0.9 million, or $0.02 per diluted share, for the second quarter of 2023. Reconciliations of the non-GAAP metrics presented here to the most directly comparable GAAP metric have been provided in the tables included at the end of this release.

Outlook

For the third quarter of 2024, nLIGHT expects revenues to be in the range of $53 million to $58 million. The midpoint of $55.5 million includes Laser Products revenue of approximately $39.5 million and Advanced Development revenue of approximately $16 million. nLIGHT expects overall gross margin to be in the range of 22% to 26%, with Laser Products gross margin in the range of 28% to 32% and Advanced Development gross margin of approximately 8%. nLIGHT expects Adjusted EBITDA to be in the range of ($2) million to $1 million.

We have not reconciled our outlook for Adjusted EBITDA because unrealized and realized foreign exchange gains and losses cannot be reasonably calculated or predicted nor can the probable significance be determined at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Investor Conference Call at 2:00 p.m. Pacific Time, Thursday, August 1, 2024

Parties interested in listening to nLIGHT’s quarterly conference call may do so by dialing 1-844-282-4705 (U.S., toll-free) or +1-412-317-5625 (international and toll), with the conference title: nLIGHT Second Quarter 2024 Earnings. The call can also be accessed via the web by going to nLIGHT’s Investor Relations page at http://investors.nlight.net.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release contains non-GAAP financial results, including Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted. We use Adjusted EBITDA to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA is a meaningful measure of performance as it is commonly utilized by us and the investment community to analyze operating performance in our industry. Similarly, we believe that providing non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of stock-based compensation expense and other non-recurring items. However, the non-GAAP metrics presented herein are specific to us and may not be comparable to similar metrics disclosed by other companies because of differing methods used by other companies in calculating them.

We define Adjusted EBITDA as net income (loss) adjusted for income tax expense (benefit), other non-operating income or expense, interest income or expense, depreciation and amortization, stock-based compensation, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation, amortization of purchased intangibles, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) per share, basic and diluted, as non-GAAP net income (loss) divided by the weighted-average number of shares outstanding during the respective period plus the dilutive effect of any common stock equivalents during the period in the case of non-GAAP net income (loss) per share, diluted.

Tables presenting the reconciliation of net loss to Adjusted EBITDA, as well as the reconciliation of GAAP to non-GAAP net income (loss) and GAAP to non-GAAP net income (loss) per share, basic and diluted, are included at the end of this press release.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as “outlook,” “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues, gross margin, and Adjusted EBITDA, and our business strategy and ability to profitably grow our business, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including but not limited to our ability to compete successfully in the markets for our products; changes in the markets we serve or in the global economy; our ability to increase our volumes and decrease our costs to offset potential declines in the average selling prices of our products; rapid technological changes in the markets that we participate in; our ability to develop and maintain products that can achieve market acceptance; our ability to generate sufficient revenues to achieve or maintain profitability in the future; our high levels of fixed costs and inventory and their effect on our gross profits and results of operations if demand for our products declines or we maintain excess inventory levels; our ability to manage growth and spending during economic downturns; our manufacturing capacity and operations and their suitability for future levels of demand; our reliance on third parties to manufacture certain of our products and product components; our reliance on a small number of customers for a significant portion of our revenues; our ability to manage risks associated with international customers and operations; the effect of government export and import controls on our ability to compete in international markets; our ability to protect our proprietary technology and intellectual property rights; fluctuations in our quarterly results of operations and other operating measures; and the effect on our business of claims, lawsuits, government investigations, other legal or regulatory proceedings, or commercial or contractual disputes that we are or may become involved in. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's most recent Annual Report on Form 10-K or subsequent filings with the SEC. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo and “nLIGHT” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT

nLIGHT, Inc. is a leading provider of high-power semiconductor and fiber lasers for industrial, microfabrication, aerospace and defense applications. Our lasers are changing not only the way things are made but also the things that can be made. Headquartered in Camas, Washington, nLIGHT employs over 900 people with operations in the U.S., China, Finland, Korea and Italy. For more information, please visit www.nlight.net.

For more information, contact:
Joseph Corso
Chief Financial Officer
nLIGHT, Inc.
(360) 566-4460
joe.corso@nlight.net

nLIGHT, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Products	$34,458	$39,592	$63,828	$80,699
Development	16,053	13,712	31,210	26,696
Total revenue	50,511	53,304	95,038	107,395
Cost of revenue:
Products	24,011	28,272	47,242	55,798
Development	14,650	12,924	28,458	25,226
Total cost of revenue(1)	38,661	41,196	75,700	81,024
Gross profit	11,850	12,108	19,338	26,371
Operating expenses:
Research and development(1)	11,736	12,004	22,395	23,305
Sales, general, and administrative(1)	12,804	11,790	24,351	22,959
Total operating expenses	24,540	23,794	46,746	46,264
Loss from operations	(12,690)	(11,686)	(27,408)	(19,893)
Other income:
Interest income, net	459	350	914	687
Other income, net	622	1,057	1,263	1,461
Loss before income taxes	(11,609)	(10,279)	(25,231)	(17,745)
Income tax expense	120	(1,456)	264	(1,192)
Net loss	$(11,729)	$(8,823)	$(25,495)	$(16,553)
Net loss per share, basic	$(0.25)	$(0.19)	$(0.54)	$(0.36)
Net loss per share, diluted	$(0.25)	$(0.19)	$(0.54)	$(0.36)
Shares used in per share calculations:
Basic	47,658	45,717	47,450	45,580
Diluted	47,658	45,717	47,450	45,580

(1)Includes stock-based compensation as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cost of revenues	$659	$663	$1,200	$1,363
Research and development	2,175	2,826	3,788	4,924
Sales, general, and administrative	4,169	4,026	7,446	6,731
	$7,003	$7,515	$12,434	$13,018

nLIGHT, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of
	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$49,386	$53,210
Marketable Securities	65,173	59,672
Accounts receivable, net	32,192	39,585
Inventory	52,321	52,160
Prepaid expenses and other current assets	13,432	15,927
Total current assets	212,504	220,554
Restricted cash	257	256
Lease right-of-use assets	11,934	12,616
Property, plant and equipment, net	49,428	52,300
Intangible assets, net	1,130	1,652
Goodwill	12,377	12,399
Other assets, net	6,669	7,026
Total assets	$294,299	$306,803

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,360	$12,166
Accrued liabilities	12,894	12,556
Deferred revenue	5,651	4,849
Current portion of lease liabilities	2,930	3,181
Total current liabilities	34,835	32,752
Non-current income taxes payable	5,505	5,391
Long-term lease liabilities	10,452	10,978
Other long-term liabilities	3,975	3,263
Total liabilities	54,767	52,384
Stockholders' equity:
Common stock - par value	16	16
Additional paid-in capital	531,822	521,184
Accumulated other comprehensive loss	(2,507)	(2,477)
Accumulated deficit	(289,799)	(264,304)
Total stockholders’ equity	239,532	254,419
Total liabilities and stockholders’ equity	$294,299	$306,803

nLIGHT, Inc.

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(25,495)	$(16,553)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	6,240	6,230
Amortization	2,241	1,768
(Increase) reduction in carrying amount of right-of-use assets	669	292
Provision for losses on (recoveries of) accounts receivable	467	(2)
Stock-based compensation	12,434	13,018
Loss on disposal of property, plant and equipment	44	—
Changes in operating assets and liabilities:
Accounts receivable, net	6,869	(8,449)
Inventory	(167)	2,197
Prepaid expenses and other current assets	2,479	951
Other assets, net	(1,399)	(319)
Accounts payable	1,438	(941)
Accrued and other long-term liabilities	1,134	158
Deferred revenues	818	(46)
Lease liabilities	(764)	(374)
Non-current income taxes payable	137	(1,393)
Net cash provided by operating activities	7,145	(3,463)
Cash flows from investing activities:
Purchases of property, plant and equipment	(3,702)	(1,640)
Purchase of marketable securities	(54,506)	(59,273)
Proceeds from maturities and sales of marketable securities	49,265	50,089
Net cash used in investing activities	(8,943)	(10,824)
Cash flows from financing activities:
Proceeds from employee stock plan purchases	1,355	1,220
Proceeds from stock option exercises	137	332
Tax payments related to stock award issuances	(3,288)	(3,132)
Net cash used in financing activities	(1,796)	(1,580)
Effect of exchange rate changes on cash	(229)	(139)
Net increase (decrease) in cash, cash equivalents and restricted cash	(3,823)	(16,006)
Cash, cash equivalents and restricted cash, beginning of period	53,466	58,078
Cash, cash equivalents and restricted cash, end of period	$49,643	$42,072
Supplemental disclosures:
Cash paid for interest, net	$20	$20
Cash paid for income taxes	307	262
Operating cash outflows from operating leases	2,042	1,931
Right-of-use assets obtained in exchange for lease liabilities	882	1,197
Accrued purchases of property, equipment and patents	518	1,157
Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$49,386	$41,818
Restricted cash	257	254
Total cash, cash equivalents, and restricted cash	$49,643	$42,072

nLIGHT, Inc.

Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except per share data)
(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(11,729)	$(8,823)	$(25,495)	$(16,553)
Income tax expense	120	(1,456)	264	(1,192)
Other income, net	(622)	(1,057)	(1,263)	(1,461)
Interest income, net	(459)	(350)	(914)	(687)
Depreciation and amortization	4,088	4,021	8,481	7,998
Stock-based compensation	7,003	7,515	12,434	13,018
Adjusted EBITDA	$(1,599)	$(150)	$(6,493)	$1,123

Reconciliation of GAAP to Non-GAAP Net Loss, and GAAP to Non-GAAP Net Loss per Share, Basic and Diluted

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(11,729)	$(8,823)	$(25,495)	$(16,553)
Add back:
Stock-based compensation(1)	7,003	7,515	12,434	13,018
Amortization of purchased intangibles(1)	148	384	297	768
Non-GAAP net loss	(4,578)	(924)	(12,764)	(2,767)

GAAP weighted-average shares outstanding	47,658	45,717	47,450	45,580
Participating securities	—	—	—	—
Non-GAAP weighted-average number of shares, basic	47,658	45,717	47,450	45,580
Dilutive effect of common stock equivalents	—	—	—	—
Non-GAAP weighted-average number of shares, diluted	47,658	45,717	47,450	45,580

Non-GAAP net loss per share, basic and diluted	$(0.10)	$(0.02)	$(0.27)	$(0.06)
(1) There is no income tax effect related to the stock-based compensation and amortization of purchased intangibles adjustments due to the full valuation allowance in the United States.